January 5, 2007
Brian Legried, President
Cofina Financial
5500 Cenex Drive
Inver Grove Heights, MN 55077
Dear Mr. Legried:
AgStar Financial Services, PCA, d/b/a ProPartners Financial (“ProPartners”), Cofina Financial, LLC (“Cofina”) and CHS Inc. (“CHS”) are parties to an Amended and Restated Loan Origination and Participation Agreement dated October 31, 2006 (“Agreement”) whereby Cofina has agreed to originate and participate to ProPartners certain loans under Cofina’s agricultural production and processing financing program (“the Program”) based on terms and conditions set forth in the Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.
Cofina and ProPartners hereby agree that the Agreement shall be amended as follows: All Participated Loans placed into the 15% Recourse Pool that have a 50% first risk of loss guaranty by CI IS shall have the ProPartners’ portion of the interest collected equal to Prime Rate less 155 basis points instead of Prime Rate less 115 basis points for all other loans in the 15% Recourse Pool as cited in Section 3.04 of the Agreement. The guaranty limits as defined in Section 5.02(c) of the Agreement still apply to all 15% Recourse Loans in total. The 50% first risk of loss guaranty by CHS is defined in the Cofina Financial Loan Operating Agreement dated May 1, 2006 between Cofina and CHS.
Please acknowledge your agreement with the foregoing by executing this letter agreement in the space provided below.
AGSTAR FINANCIAL SERVICES, PCA
D/B/A PROPARTNERS FINANCIAL

By:
Name:
Its:

Agreed and acknowledged this                      day of January, 2007.
COFINA FINANCIAL,, LLC

By:
Name:
Its: